POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints William W. Sherertz and Michael
D. Mulholland, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all such person's capacities with Barrett Business Services, Inc., a Maryland corporation (the "Corporation"), to sign a registration statement on Form S-3 relating to the common stock, par value $.01 per share, of the Corporation, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

                  IN WITNESS WHEREOF, this power of attorney has been executed by the undersigned as of the 11th day of February, 1997.

          Signature                                    Title
          ---------                                    -----


/s/ William W. Sherertz                President and Chief Executive
William W. Sherertz                    Officer and Director (Principal
                                       Executive Officer)

/s/ Michael D. Mulholland              Vice President-Finance
Michael D. Mulholland                  (Principal Financial Officer)

/s/ James D. Miller                    Controller (Principal Accounting
James D. Miller                        Officer

/s/ Robert R. Ames                     Director
Robert R. Ames

/s/ Jeffrey L. Beaudoin                Director
Jeffrey L. Beaudoin

/s/ Stephen A. Gregg                   Director
Stephen A. Gregg

/s/ Anthony Meeker                     Director
Anthony Meeker

/s/ Stanley G. Renecker                Director
Stanley G. Renecker, Jr.